Exhibit 99.1


                       Option Care Announces First Quarter
                  Results; Q1 Record Revenues of $155 Million;
            Earnings Per Share from continuing operations of $0.15;
                 Secures $35 Million Revolving Credit Facility

    BUFFALO GROVE, Ill.--(BUSINESS WIRE)--May 9, 2006--Option Care, Inc. (Nasdaq:OPTN) today reported results for the quarter ended March 31, 2006. Revenue was $155 million for the first quarter, a 29% increase compared to revenue of $121 million for the first quarter of 2005. Home infusion and specialty pharmacy services revenue increased 34% and 28% respectively compared to the prior year period. Net income from continuing operations increased 10% for the first quarter to $5.1 million compared to $4.7 million for the first quarter of 2005. Diluted earnings per share from continuing operations were $0.15 for the quarter ended March 31, 2005, compared to $0.14 for the comparable period last year. As previously discussed, the company is exploring strategic alternatives for its home health agency in Portland, Oregon including the possible sale of this operation. Accordingly, these assets are classified as held for sale and the operating results for the first quarter are included in discontinued operations which totaled ($327,000) net of tax or ($0.01) per diluted share for the first quarter.
    Effective January 1, 2006, the company adopted SFAS No. 123R, Share-Based Payment, utilizing the modified retrospective method. Accordingly, the results for prior periods have been restated to reflect the impact of SFAS 123R.
    Consistent with the company's dividend policy, the Board of Directors declared a dividend of $0.02 per share for the first quarter of 2006. The dividend is payable on June 5, 2006 to stockholders of record as of May 22, 2006.
    Raj Rai, Option Care's chief executive officer commented, "We are pleased with our first quarter results and excited about future growth opportunities. Our organic growth and acquisition activity have resulted in record revenue for the first quarter. Our recent acquisition of Trinity Homecare in New York is on track along with the other acquisitions completed since the start of 2005. In addition, we continue to evaluate acquisition opportunities including franchises and independent pharmacies and expect to complete additional transactions this year. We are also particularly excited about growth opportunities for our specialty pharmacy services as we have seen an increase in managed care's focus on controlling the costs of these pharmaceuticals. Finally, we continue to make progress on our start-ups launched late last year and expect to generate attractive returns on these investments."
    Commenting on the financial results for the quarter Paul Mastrapa, chief financial officer, stated, "Our organic growth of 15% for the first quarter included growth of 18% for specialty pharmacy services and 8% for home infusion. Our growth continues to be generated from a wide range of therapies in our portfolio with particularly strong growth for Synagis(R) which represented 17% of total revenue or $27 million. However, our home infusion revenue did not reach its full potential due to the disruption caused by CMS's implementation problems of the Medicare Part D benefit as well as overall slower hospital admissions. As we move into the second quarter, we expect earnings to remain consistent with the first quarter despite the decline in overall revenues as the Synagis(R) season comes to an end."
    Mastrapa continued, "Overall gross profit for the first quarter declined to 26.3% compared to 27.5% for the prior year quarter. This decline is primarily due to the reduction in other revenue, which has no associated cost of goods. Within our service lines, infusion services gross profit increased to 44.6% for the first quarter compared to 43.9% for the prior year primarily due to a favorable therapy mix. Specialty pharmacy services gross profit declined to 13.8% for the first quarter compared to 15.4% for the quarter ended March 31, 2005. This decline in specialty gross profit is primarily due to a combination of reduced margins for IVIG therapy and a higher mix of Synagis(R) which has a lower margin than the composite margin. During the first quarter, IVIG margins were stable from the fourth quarter of 2005 and we expect them to remain at these levels for the balance of 2006."
    "Selling, general and administrative expenses declined slightly to 18.4% of revenues compared to 18.6% in the prior year quarter. This decline was in spite of the start-up costs associated with the launch of four new facilities late last year which impacted earnings per share by ($0.01) for the first quarter. The provision for doubtful accounts increased to 2.2% of revenues from 1.9% for the prior year quarter. This increase is due to the higher mix of infusion revenues as well as the growth in Synagis(R) which are reserved at higher levels."
    Mastrapa concluded, "Our balance sheet remains very strong. We invested $21 million in acquisitions during the first quarter and ended the quarter with $27 million of cash and short-term investments. Our cash on hand, as well as our recently secured $35 million revolving credit facility, will fund our future growth initiatives. Operating cash flow for the quarter was $2.0 million and days sales outstanding remained stable at 59 days from December 31, 2005."

    Outlook

    The company affirms previously issued guidance of $0.65 to $0.71 for 2006 including the impact of share-based compensation expense.

    First Quarter Conference Call

    The Company will be hosting a conference call today, Tuesday, May 9, to review the financial results for the first quarter. Investors and other interested parties may access the call at 10:00 a.m. Eastern Time by dialing in at (866) 271-5140, participant passcode 91594719.
    The call will be broadcast live as well as replayed through the internet. The webcast can be accessed through a link at www.optioncare.com. For those who cannot listen to the live broadcast, a replay will be available two hours after the call concludes at (888) 286-8010, passcode 78961744. The playback will be available until midnight on May 14, 2006.
    The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

    About Option Care

    For more than 25 years, Option Care, Inc. has made patients' lives easier with a full range of healthcare services outside the hospital setting, working with more than 400 payor organizations representing more than 75 million Americans. With the largest home infusion and specialty pharmacy footprint in the industry, Option Care offers treatment nationwide to patients in their homes, physician offices or other alternate sites, including ambulatory treatment centers. Services are provided by highly skilled, clinical professionals from 113 pharmacy locations.

    Forward Looking Statements

    This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward looking statements can be identified by the use of terms such as "anticipates," "expects," "believes" and other words having a similar meaning. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us, or on our behalf. These risks and uncertainties include, but are not limited to, uncertainties affecting our businesses and our franchisees relating to acquisitions and divestitures (including continuing obligations with respect to completed transactions), sales and renewals of franchises, government and regulatory policies (including federal, state and local efforts to reform the delivery of and payment for healthcare services), general economic conditions (including economic conditions affecting the healthcare industry in particular), the pricing and availability of equipment and services, technological developments and changes in the competitive environment in which we operate. These statements are based upon assumptions and, although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.

    Further Information on Option Care Can Be Found at:
www.optioncare.com

    Financial tables follow



                  Option Care, Inc. and Subsidiaries
             Condensed Consolidated Statements of Income
           (in thousands, except per share data, Unaudited)

                                                Three Months Ended
                                                     March 31,
                                             -------------------------
                                                  2006        2005
                                                           (Restated)
                                             -------------------------
Revenue:
  Specialty pharmacy services                    $95,799      $74,897
  Infusion and related healthcare services        57,378       42,848
  Other                                            2,076        3,010
                                             ------------ ------------
  Total revenue                                  155,253      120,755

Cost of revenue:
  Cost of goods sold                              98,179       75,692
  Cost of services provided                       16,203       11,843
                                             ------------ ------------
  Total cost of revenue                          114,382       87,535
                                             ------------ ------------

Gross profit                                      40,871       33,220

Selling, general and administrative expenses      28,576       22,443
Provision for doubtful accounts                    3,468        2,326
Depreciation and amortization                      1,144          904
                                             ------------ ------------
   Total operating expenses                       33,188       25,673

Operating income                                   7,683        7,547

Interest income (expense), net                         8          (44)
Other expense, net                                   (62)         (47)
                                             ------------ ------------

Income before income taxes                         7,629        7,456
Income tax provision                               2,512        2,784
                                             ------------ ------------

Net income from continuing operation              $5,117       $4,672
Discontinued operations:                     ============ ============

Loss on discontinued operations, net of
 income taxes:                                      (327)          --
                                             ------------ ------------
Net income                                        $4,790       $4,672
                                             ============ ============

Net income from continuing operations per
 common share
  Basic                                            $0.15        $0.15
                                             ============ ============
  Diluted                                          $0.15        $0.14
                                             ============ ============

Net income per common share:
   Basic                                           $0.14        $0.15
                                             ============ ============
   Diluted                                         $0.14        $0.14
                                             ============ ============
Shares used in computing net income per
 common share:
   Basic                                          33,163       32,103
   Diluted                                        35,091       33,414

Cash dividends per share                           $0.02      $0.0133
                                             ============ ============


                  Option Care, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
               (in thousands, except per share amounts)

                                             (Unaudited)
                                              March 31,   December 31,
                                                2006          2005
                                                            (Restated)
                                             ------------ ------------
Assets
Current assets:
  Cash and cash equivalents                      $12,611       $7,816
  Short-term investments                          14,250       41,042
  Accounts receivable, net                       113,548       95,297
  Inventory                                       18,634       15,490
  Other current assets                             9,954       12,798
                                             ------------ ------------
Total current assets                             168,997      172,443

Equipment and other fixed assets, net             21,317       18,905
Goodwill, net                                    141,050      112,220
Other assets                                      13,343       12,996
Assets held for sale                                 282           --
                                             ------------ ------------
Total assets                                    $344,989     $316,564
                                             ============ ============

Liabilities and stockholders' equity
Current liabilities:
  Trade accounts payable                         $38,358      $29,958
  Current portion of long-term debt                   49           48
  Other current liabilities                       15,840        9,743
                                             ------------ ------------
Total current liabilities                         54,247       39,749

Long-term debt, less current portion              86,293       86,306
Other liabilities                                 11,247       10,342
                                             ------------ ------------
Total liabilities                                151,787      136,397

                                             ------------ ------------
Total stockholders' equity                       193,202      180,167
                                             ------------ ------------

Total liabilities and stockholders' equity      $344,989     $316,564
                                             ============ ============



                  Option Care, Inc. and Subsidiaries
           Condensed Consolidated Statements of Cash Flows
                      (in thousands, Unaudited)

                                                Three Months Ended
                                                     March 31,
                                             -------------------------
                                                  2006        2005
                                                           (Restated)
                                             ------------ ------------

Cash flows from operating activities:
  Net Income                                      $4,790       $4,672

  Non-cash expenses                                5,495        4,826
  Changes in assets and liabilities:
    Accounts receivable                          (11,453)      (5,197)
    Other assets and liabilities                   3,189        1,589
                                             ------------ ------------
Net cash provided by operating activities          2,021        5,890
                                             ------------ ------------

Cash flows from investing activities:
  (Purchases) sales of short-term
   investments, net                               26,792      (10,444)
  Payments for acquisitions                      (21,246)      (7,082)
  Net purchases of equipment and other            (3,416)        (989)
                                             ------------ ------------
Net cash used in investing activities
                                                   2,130      (18,515)
                                             ------------ ------------

Cash flows from financing activities:
  Proceeds from issuance of stock                  1,035        3,697
  Payment of cash dividends                         (661)        (428)
  Other financing activities                         270        1,144
                                             ------------ ------------
Net cash provided by (used in) financing
 activities                                          644        4,413
                                             ------------ ------------
Net increase (decrease) in cash and cash
 equivalents                                       4,795       (8,212)
Cash and cash equivalents, beginning of
 period                                            7,816       19,816
                                             ------------ ------------
Cash and cash equivalents, end of period         $12,611      $11,604
                                             ============ ============


    CONTACT: Option Care, Inc.
             Paul Mastrapa, 847-229-7773